Exhibit 23.1

CONSENT OF INDEPENDENT REGISTRED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in the Registration Statement on Form S-4 of Bonanza Creek Energy, Inc. and in the related Prospectus of our reports dated March 14, 2013, relating to our audits of the consolidated financial statements of Bonanza Creek Energy, Inc. and subsidiaries as of December 31, 2012 and 2011, and for the years ended December 31, 2012 and 2011 and the period from its inception (December 23, 2010) to December 31, 2010, and the Bonanza Creek Energy Company, LLC and subsidiaries (predecessor) consolidated financial statements for the period January 1, 2010 to December 23, 2010, and internal control over financial reporting of Bonanza Creek Energy, Inc., which appear in the Annual Report on Form 10-K of Bonanza Creek Energy, Inc. for the year ended December 31, 2012.

We also consent to the reference to our firm under the caption “Experts” in the Prospectus, which is part of this Registration Statement.

/s/ Hein & Associates LLP

Denver, Colorado
May 22, 2013